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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in Registration Statements No. 333-15689, No. 333-42534 and No. 333-65924 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, Registration Statement No. 333-07239 for the Century Aluminum of West Virginia, Inc. Salaried Employee Defined Contribution Retirement Plan, and Registration Statement No. 333-28827 for the Century Aluminum of West Virginia, Inc. United Steelworkers of America Savings Plan (all on Forms S-8), of our report dated February 24, 2004 relating to the financial statements of Nordural hf as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, all of the foregoing appearing in this Current Report on Form 8-K of Century Aluminum Company dated March 16, 2004.


   PricewaterhouseCoopers hf


Reykjavik, Iceland
March 16, 2004




       /s/ Reynir Vignir                    /s/ Kristinn Freyr Kristinsson
  -------------------------------           -------------------------------
         Reynir Vignir                        Kristinn Freyr Kristinsson
State authorized public accountant         State authorized public accountant